COMPENSATION AGREEMENT
                             FOR CONSULTING SERVICES

     This Compensation Agreement for Consulting Services (this "Agreement"), is made and entered into as of this 9th day of May, 2000 by and between GTC Telecom Corp., a Nevada corporation ("GTC" or the "Company"), and Edwin Wong, an individual ("Consultant").

                                    RECITALS

     WHEREAS, Consultant has performed consulting services in connection with the marketing of GTC's various products and services valued at $150,000;

     WHEREAS, Consultant has agreed to accept as full consideration for such services, shares of the Common Stock of the Company pursuant to the terms of this agreement; and

     WHEREAS, GTC wishes to fully compensate Consultant for all sums due for Consultant's services through the date of this Agreement pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.     CONSIDERATION  TO  CONSULTANT

     As full satisfaction of any sums due for Consultant's services rendered through the date of this Agreement, GTC agrees to issue and transfer to Consultant, in the name of Edwin Wong, an individual, 100,000 Shares of the Common Stock of the Company (the "Shares").

2.     REPRESENTATIONS  AND  WARRANTIES  OF  CONSULTANT

     Consultant  represents  and  warrants  to  and  agrees  with  GTC  that:

a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultants' current employment.

c. Consultant hereby acknowledges and agrees that the Shares shall initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), that the securities will include the following restrictive legend, and, except as otherwise set forth in this Agreement, that the securities cannot be sold for a period of one year from the date of issuance unless registered with the SEC and qualified by appropriate state securities regulators, or unless Consultant obtains written consent from GTC and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).
The  legend  shall  provide  as  follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES.)

          d. Consultant acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time. Consultant further represents that he / she:

               (1) has adequate means of providing for his /her current needs and possible contingencies, has no need for liquidity in its investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of his / her investment;

               (2) has such knowledge and experience in financial, tax and business matters that he /she is capable of evaluating the merits and risks of an investment in the Shares; and

               (3) has been given the opportunity to ask questions of and to receive answers from persons acting on each of the Company's behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. As a result, Consultant is cognizant of the financial condition and capitalization of GTC, has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Shares.

     3.     REPRESENTATIONS  AND  WARRANTIES  OF  GTC

     GTC hereby represents, warrants, covenants to and agrees with Consultant that:

a.     This  Agreement  has  been  duly  authorized,  and executed by GTC.  This
Agreement constitutes the valid, legal and binding obligation of GTC, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. GTC hereby agrees to use its best efforts to file, within a reasonable time of the date hereof, a Form S-8 Registration Statement with the Securities and Exchange Commission for the registration of the Shares, the effect of which will allow Consultant to freely trade the shares. The filing of such registration statement shall be subject to approval by GTC's legal counsel and independent auditors, if necessary.

     4.     INDEPENDENT  CONTRACTOR

     Both GTC and the Consultant agree that the Consultant acted as an independent contractor in the performance of his consulting duties, which this Agreement is meant to compensate. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, was or is a partner, joint venturer, agent, officer or employee of GTC. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

     5.     ARBITRATION

     If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree that the dispute shall be arbitrated in Orange County, California, before a single arbitrator, in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute"). The selection between AAA and JAMS/Endispute rules shall be made by the claimant first demanding arbitration. The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award, which by its terms, affects any such alteration or modification. The parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in Paragraph 8 of this Agreement. The provisions of this Paragraph shall survive the termination of this Agreement.

     6.     NOTICES

     Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or sent via facsimile, or Forty-Eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If  to  GTC:

          GTC  Telecom  Corp.
          3151  Airway  Ave.,  Suite  P-3
          Costa  Mesa,  CA  92626
          Attn.:  Jerry  DeCiccio
          Facsimile  No:  714-549-7707

with  a  copy  to:

          Law  Offices  of  M.  Richard  Cutler
          610  Newport  Center  Drive,  Suite  800
          Newport  Beach,  CA  92660
          Attn:  Vi  Bui,  Esq.
          Facsimile  No:  949-719-1988

If  to  Consultant:

          Edwin  Wong
          3707  Quigley  St.
          Oakland,  CA  94619
          Facsimile  No.:  (559)  935-8689

     7.     ASSIGNMENT

     This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

     8.     CHOICE  OF  LAW  AND  VENUE

     This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

11.     NONDISCLOSURE

     Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

     9.     ENTIRE  AGREEMENT

     Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

     10.     SEVERABILITY

     If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

     11.     CAPTIONS

     The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

     12.     COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     13.     MODIFICATION

     No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

     14.     ATTORNEY'S  FEES

     Each party shall bear its own attorney's fees and costs associated with this Agreement.

15.     NO  INTERPRETATION  AGAINST  DRAFTER

     This Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable in these types of matters. In addition, each party has been represented by experienced and knowledgeable legal counsel, or had the opportunity to consult such counsel. Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

     16.     FAX  EXECUTION

     This Agreement may be executed and delivered via fax transmission. Any signature transmitted via fax shall be treated the same as an original signature. Any party executing this Agreement via fax, shall mail the original signature to the other party within twenty-four (24) hours of execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


"GTC"                                   "CONSULTANT"

GTC  Telecom  Corp.                         Edwin  Wong

/s/ Gerald  DeCiccio                        /s/ Edwin Wong
________________________________            ______________________________
By:     Gerald  DeCiccio                    By:  Edwin  Wong, an individual
Its:     Chief  Financial  Officer